UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust
(Exact name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
7272 Wisconsin Ave, 21st floor Bethesda, MD 20814 (Address of principal executive officers)	20814 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered: Shares of beneficial interest, no par value, of	Name of Each Exchange on which Each Class is to be so Registered:
ProShares Nasdaq-100 Autocallable Income ETF	The Nasdaq Stock Market LLC
ProShares S&P 500 Autocallable Income ETF	The Nasdaq Stock Market LLC
ProShares Russell 2000 Autocallable Income ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-89822; 811-21114
Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of series of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 533 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 542 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Commission File No. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission.
This filing relates to the following fund(s):
Fund Name	Tax ID Number
ProShares Nasdaq-100 Autocallable Income ETF	41-5151929
ProShares S&P 500 Autocallable Income ETF	41-5151993
ProShares Russell 2000 Autocallable Income ETF	41-5186761

ITEM 2. Exhibits
None.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
ProShares Trust
Date: July 24, 2026	/s/ Richard Morris
Richard Morris, Chief Legal Officer and Secretary